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                                                                   Exhibit 99-B8

                          MUTUAL FUND CUSTODY AGREEMENT

     This agreement made as of this 14th day of January, 1991, by Universal Capital Investment Trust, an unincorporated business trust under the laws of the Commonwealth of Massachusetts, with its principal place of business located at Oakbrook Terrace, Illinois (hereinafter "Fund"), and United Missouri Bank of Kansas City, N.A., a national banking association with its principal place of business located at Kansas City, Missouri (hereinafter "Custodian").

     WITNESSETH:

     WHEREAS, the Fund desires to appoint Custodian as its custodian for the custody of securities and monies owned by the Fund which securities and monies are to be held in such accounts as the Fund may establish from time to time; and

     WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

     1.   APPOINTMENT OF CUSTODIAN.

     The Fund hereby constitutes and appoints the Custodian as custodian of securities and monies belonging to the Fund which have been or may be from time to time deposited with the Custodian. Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.

     2.   DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the meanings so indicated:

     (a) "Security" or "Securities" shall mean stocks, bonds, bills, rights, script, warrants, interim certificates, either temporary or permanent, and all negotiable or nonnegotiable paper commonly known as securities and other instruments or obligations.

     (b) "Assets" shall mean Securities and monies held by the Custodian for the benefit of the Fund.

     (c) "Instructions", as used herein, shall mean written or oral instructions to the Custodian from a designated representative of the Fund. It shall also include messages conveyed electronically by means of a terminal located in the office of the Fund or a computer-to-computer interface which is linked to the Custodian's computer system if receipt of such messages is acknowledged by the Custodian through the same system by which it was transmitted. The


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Custodian shall be fully protected and indemnified against any loss incurred in properly acting on any information or instructions so entered into its system by employees of the Fund to the extent authorized by the Resolution described in
Section 3 below. Where appropriate, Instructions shall be continuing instructions.

     The Custodian may, in its sole discretion, rely on oral instructions if no mechanism is readily available for the transmission, including by facsimile, of written instructions.


     No later than the next business day immediately following each oral Instruction, the Fund will send the Custodian written confirmation of such oral Instruction. Either party may record on tape, or otherwise, any oral Instruction whether given in person or via telephone.

     3.   DELIVERY OF CORPORATE DOCUMENTS.

     Each of the parties to this Agreement represents that its execution does not violate any of the provisions of its respective charter, agreement and declaration of trust, articles of incorporation, articles of association or bylaws and all required corporate action to authorize the execution and delivery of this Agreement has been taken.

     The Fund has delivered or will deliver to the Custodian prior to its effective date, copies of a Resolution of its Board of Trustees and all amendments or supplements thereto, properly certified or authenticated, designating certain officers and/or employees of the Fund who may give oral or written Instructions on behalf of the Fund or who may certify matters as provided in Section 5(q)(5) below and authorizing the Custodian to rely upon such Instructions or certification. Such Resolution may be considered to be in full force and effect (and the Custodian will be protected in acting in reliance thereon) until receipt by the Custodian of written notice to the contrary. Unless the Resolution delegating authority to any person to give Instructions specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions to do so.

     4.   DUTIES AND RESPONSIBILITIES OF THE FUND.

     The Fund may deliver Assets belonging to it or cause them to be delivered to the Custodian from time to time on and after the execution of this Agreement. All Securities so delivered to the Custodian (other than bearer securities) shall be registered in the name of the Custodian or its nominee, or the Fund or its nominee. If registered in the name of the Fund or its nominee, such securities shall be properly endorsed and in form for transfer satisfactory to the Custodian.

     5.   DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

          (a)  Safekeeping.

     The Custodian will receive delivery of and keep safely the Assets of each of the various accounts established hereunder which are delivered to it from time to time, such Assets to be


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segregated into  such separate accounts.  The Custodian will not deliver, assign, pledge or hypothecate any of such Assets to any person except as directed by the Fund acting in accordance with the provisions of this Agreement. The Custodian is responsible for the Assets delivered to it by the Fund only until such Assets have been transmitted to and received by other persons at the direction of the Fund.

     The Custodian may participate directly or indirectly in and the Fund hereby approves use of the Treasury/Federal Reserve Book Entry System (as such entity is defined at 17 CFR Section 270.17f-4(b)), Participants Trust Company, The Depository Trust Company, and United Missouri Trust Company of New York. The use of any other subcustodian or depository by Custodian must be approved in writing by the Fund.

          (b)  Registration of Securities.

     Custodian may hold stocks and other registerable portfolio securities which have been delivered to it, by registering the same in the name of the Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions the Fund and Custodian, respectively, shall be fully responsible. In addition, the Custodian may hold such securities in street certificate form, so called, with or without any indication of fiduciary capacity. However, unless it receives instructions to the contrary, the Custodian will register all such portfolio securities in the name of the Custodian's authorized nominee. Securities may also be registered in the nominee of any central depository, clearing corporation or other entity with which securities may be deposited with approval of the Fund (and the Fund shall indemnify and hold the Custodian harmless against liability it incurs solely as a holder of record or by virtue of its indemnification of any subcustodian for losses incurred by any such subcustodian or its nominee solely as a holder of record). All Securities, which are held directly or indirectly by the Custodian hereunder, shall at all times be identifiable on the records of the Custodian.

          (c)  Free Delivery of Assets.

     Notwithstanding any other provision of this Agreement, the Custodian, upon receipt of Instructions, will undertake to deliver Assets, provided such Assets are on hand and available, in connection with the Fund's transactions and to transfer such Assets to such broker, dealer, subcustodian, depository, bank, agent or otherwise as specified in such Instructions. Notwithstanding any of the foregoing, no authorizations or Instructions received by the Custodian from the Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of the Fund to withdraw any of the Assets of the Fund upon the mere receipt of such authorization or Instructions from such director, trustee, officer, employee or agent.

          (d)  Exchange of Securities.

     Upon receipt of Instructions, the Custodian will exchange, or cause to be exchanged, portfolio securities delivered to it by the Fund for other securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, or conversion of convertible securities, and will deposit any such securities in accordance with the terms of any reorganization or protective plan.


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     Without Instructions, the Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other securities held by it at maturity or call.

          (e)  Purchases or Sales of Securities Other Than Options and Futures.

     The Fund will, when Securities are purchased or sold on behalf of any one of its accounts, give the Custodian Instructions which shall specify with respect to each such purchase or sale:

          (1) The name of the issuer and the description of the security including CUSIP number;

          (2) The number of shares or the principal amount purchased or sold, and accrued interest, if any;

          (3)  The trade date;

          (4)  The settlement date;

          (5) The total amount payable upon such purchase or the total amount to be received on such sale;

          (6) The name of the person from whom or the broker or dealer through whom the purchase or sale was made.

     In accordance with such Instructions, Custodian shall, with respect to a purchase, pay for out of monies held in the Fund's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the portfolio securities so purchased. Such payment will be made only upon receipt by the Custodian of the Securities so purchased in form for transfer satisfactory to the Custodian.

     In accordance with such Instructions, the Custodian will, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale, such delivery to be made only upon receipt of payment therefor in such form as is satisfactory to the Custodian, with the understanding that the Custodian may deliver or cause to be delivered securities and arrange for payment therefor in accordance with the customs then prevailing among dealers in securities. If the Custodian makes arrangements for payments in accordance with the customs then prevailing among dealers in securities and does not subsequently receive payment, it will use its best efforts to obtain payment.

     After complying with the reporting requirements of paragraphs (j) and (p) of this Section 5, Custodian shall have no duty or responsibility, except on the receipt of further Instructions from the Fund, to take any steps to obtain payment of cash due the Fund or delivery of Securities from brokers or others either against payment or free of payment.


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          (f)  Puts of Securities Other Than Options and Futures.

     The Fund will, when a put of Securities occurs on behalf of one of its accounts, give the Custodian Instructions which shall specify with respect to each such put:

          (1) The name of the issuer and description of the Securities including CUSIP number and its then current location;

          (2) The number of shares or principal amount put or sold, and accrued interest, if any;

          (3)  The trade date;

          (4)  The settlement date;

          (5)  The total amount to be received by the Custodian upon such put;

          (6) The name and address of the broker or dealer through whom or person to whom the put was made and appropriate delivery instructions; and

          (7)  The notification time and date and the time and date of delivery.

     In accordance with such Instructions, the Custodian will deliver or cause to be delivered the Securities thus designated as put for the Fund to the broker or other person specified in the Instructions relating to such transaction, such delivery to be made only upon receipt of payment therefor in such form as is satisfactory to the Custodian, with the understanding that the Custodian may deliver or cause to be delivered securities and arrange for payment therefor in accordance with the customs then prevailing among dealers in securities. If the Custodian makes arrangements for payments in accordance with the customs then prevailing among dealers in securities and does not subsequently receive payment, it will use its best efforts to obtain payment.

     If Custodian has made proper delivery, made a best-efforts attempt to collect amounts due and complied with the reporting requirements of paragraphs
(j) and (p) below, the Custodian shall have no duty or responsibility, except on the receipt of further Instructions from the Fund, to take any additional steps to obtain payment for Securities put pursuant to Instructions of the Custodian.

          (g) Purchases or Sales of Security Options, Options on Indices, Security Index Futures Contracts, and Options on Index Future Contracts.

     The Fund will, upon the occurrence of a purchase or sale of the following options and/or futures on behalf of any one of its accounts, give the Custodian Instructions which shall specify with respect to each such purchase or sale:

          (1)  Security Options.

               a)   The underlying security;


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               b)   The price at which purchased or sold;

               c)   The expiration date;

               d)   The number of contracts;

               e)   The exercise price;

               f) Whether the transaction is an opening, exercising, expiring or closing transaction;

               g)   Whether the transaction involves a put or call;

               h)   Whether the option is written or purchased;

               i) The name and broker number of the broker or dealer through whom the sale or purchase was made.

          (2)  Options on Indices.

               a)   The index;

               b)   The price at which purchased or sold;

               c)   The exercise price;

               d)   The premium;

               e)   The multiple;

               f)   The expiration date;

               g) Whether the transaction is an opening, exercising, expiring or closing transaction;

               h)   Whether the transaction involves a put or call;

               i)   Whether the option is written or purchased; and

               j) The name and broker number of the broker or dealer through whom the sale or purchase was made, and other applicable settlement Instructions.

          (3)  Security Index Future Contracts.

               a)   The last trading date specified on the contract;

               b)   The multiple;


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               c)   Any margin requirement;

               d) The name and broker number of the futures commission merchant through whom the sale or purchase was made, and applicable settlement Instructions.

          (4)  Option on Index Future Contracts.

               a)   The underlying index future contract;

               b)   The premium;

               c)   The expiration date;

               d)   The number of options

               e)   The exercise price;

               f) Whether the transaction involves an opening, exercising, expiring or closing transaction;

               g)   Whether the transaction involves a put or call;

               h)   Whether the option is written or purchased; and

               i) The name and broker number of the futures commission merchant through whom the sale or purchase was made, and applicable settlement Instructions.

          5) With respect to any such options and futures transactions, the Instructions, if appropriate, shall include the need for a segregated margin account, pledge of securities, escrow receipt or any other appropriate collateral instructions.

     (h)  Pledges or Loans of Securities:

          (1) Upon receipt of Instructions from the Fund, Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by the Fund with various lenders including but not limited to United Missouri Bank of Kansas City, N.A.; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions. Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon


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               redelivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

          (2) Upon receipt of Instructions, the Custodian will release Securities held in custody to the borrower designated in such Instructions; provided, however, that the Securities shall be released only upon deposit with the Custodian of adequate collateral as specified in such Instructions, and that the Custodian retain on the Fund's behalf the right to any dividends, interest or distribution on such loaned Securities. Upon receipt of Instructions and the loaned Securities, the Custodian will release the collateral to the borrower.

     (i)  Deposit Accounts.

     The Custodian will open and maintain a special purpose deposit account in its own commercial banking department for each of the Fund's accounts (hereinafter the "Account"), subject only to draft or order by the Custodian upon receipt of Instructions. All monies received by the Custodian from the Fund or otherwise for the benefit of the Fund shall be deposited in the appropriate Account, and all monies paid by the Custodian to the Fund or otherwise for the benefit of the Fund shall be charged to the appropriate Account.

     (j)  Failure of Delivery or Receipt of Securities.

     In addition to complying with the reporting requirements of paragraph (p) below, the Custodian shall promptly notify the Fund of any failure to receive or to deliver any Securities pursuant hereto.

     (k)  Assets Held Outside of the United States.

     If the Fund deposits or acquires "foreign securities", as defined in paragraph (c)(l) of Rule 17f-5 of the Investment Company Act of 1940, as such Act may be amended (the "Act"), the Custodian shall execute an agreement with an "eligible foreign subcustodian" (as defined in the Act), which agreement shall define the duties and responsibilities of the Fund, the Custodian, and the subcustodian with respect to such foreign securities, and shall be approved by the Board of Directors of the Fund. The Fund agrees to provide the Custodian with a certified copy of resolutions of its Board that approve such agreement and use of such foreign subcustodian.

     (l)  Routine Dealings.

     The Custodian will, in general, attend to all routine and mechanical matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of the Fund except as may be otherwise provided in this Agreement or directed from time to time by Instructions from the Fund.

     (m)  Overdrafts.


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     The Fund acknowledges that due to the timing of purchases and sales of securities and the receipt and disbursement of funds there may, from time to time, exist overdrafts in the Accounts maintained for its benefit. The Fund hereby grants to United Missouri Bank of Kansas City, N.A. a right of set off in any deposits and security positions which may be held by Custodian hereunder (except for Assets pledged to secure loans as described in Section 10 hereof and any assets held in segregated sub-accounts established under the provisions of
Section 5(g)(5)) to cover such overdrafts as may exist from time to time.

     (n)  Collection of Income and Other Payments.

          (1) The Custodian will take such action as may be necessary and proper in connection with the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:

               a)   All coupons and other income items requiring presentation;

               b)   All other Securities which may mature; and

               c) All other Securities that may be called, redeemed, exchanged, retired or otherwise become payable and regarding which the Custodian has notice which is contained in publications of the type to which it normally subscribes for such purpose, or actual knowledge if not so published.

                    i) Unless it receives specific Instructions, the Custodian shall have no liability for its failure to exchange or surrender any security under the circumstances described herein if, at the time of its deposit, purchase or other receipt by the Custodian, the security had been called, exchanged, redeemed or been subject to similar prior action.

                    ii) Should any Securities held in any central depository system be called for a partial redemption by the issuer thereof, the Custodian shall allot the called portion among its beneficial holders in accordance with its random selection process.

          (2) The Custodian shall execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bonds, notes and coupons.

          (3) The Custodian will take such action as may be necessary and proper in connection with endorsement for collection, in the name of the Fund or its nominee or the Custodian or its nominee, of all checks, drafts or other negotiable instruments.


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          (4)  The Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions.

          (5) The Custodian will deal with stock rights pursuant to Instructions. Unless prior Instructions have been received to the contrary, the Custodian will sell any rights held on the last trade date prior to the date of expiration of such rights.

          (6) Subject to the provisions of paragraph (n)(l)(c) of this Section 5, the Custodian shall promptly notify the Fund of any default in payment of funds on securities that have matured, been called, or redeemed.

          (7) The Custodian will assist the Fund by advising it, to the extent the Custodian has notice which is contained in publications to which it normally subscribes for such purposes, or actual knowledge if not so published, of all announcements of reorganizations, mergers, consolidations, recapitalizations, or rights or privileges to subscribe, convert, exchange, put, redeem or tender securities subject to this Agreement. In this regard Custodian will use its best efforts to convey such information to the Fund in a timely manner based on the circumstances of each particular case. Whenever any such rights or privileges exist, the Fund will provide Custodian with timely Instructions. Absent Custodian's timely receipt of such Instructions, Custodian shall not be liable for not taking any action or not exercising such rights prior to their expiration. For purposes of this subparagraph, "timely" shall have the same meaning as in paragraph (q)(10) below.

     (o) Proxies and Notices; Compliance with the Shareholders Communication Act of 1985.

     The Custodian will promptly mail or cause to be mailed to the Fund or its designee all proxies and proxy statements affecting or relating to the Securities held by the Custodian for the Fund. Except as provided by this Agreement or pursuant to Instructions received by Custodian from the Fund, neither it nor its nominees shall exercise any power inherent in any such Securities, including a power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Securities or give any consent, approval or waiver with respect thereto, or take any other similar action.

     The Custodian will not release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund unless the Fund directs the Custodian otherwise in writing.

     (p)  Books and Records.


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     The Custodian shall maintain records relating to its activities under this
Agreement in such a way that the Fund will be able to meet its obligations under the Investment Company Act of 1940. These records shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of the Fund during normal business hours of the Custodian.

     The Custodian shall provide Accountings relating to its activities under this Agreement as shall be agreed upon by the Fund and the Custodian.

     The Custodian shall maintain its computer system in such a way that the Fund may, by means of a terminal located in its office or a computer-to-computer interface, each of which is connected to the Custodian's computer system, access information concerning the Assets held for it.

     With respect to securities deposited by the Custodian in a clearing agency which acts as a securities depository or the book-entry system, the Custodian shall send to the Fund reports received from the appropriate Federal Reserve Bank or clearing agency on its respective system of internal accounting control, as agreed upon by the Fund and the Custodian. The Custodian shall also send to the Fund such reports on its own system of internal accounting control as the Fund may request from time to time.

     (q)  Limitation of Liability of Custodian.

          (1) The Custodian shall hold harmless and indemnify the Fund from and against any loss or liability arising out of the Custodian's failure to comply with the terms of this Agreement or arising out of the Custodian's negligence, willful misconduct or bad faith. In no event, however, shall the Custodian be liable for any consequential damages. To the extent any loss indemnified hereunder by the Custodian involves the loss, theft or negligent transfer of any securities, the Custodian shall replace such securities in kind if possible. If such replacement is not possible, the Custodian shall reimburse the Account in an amount equal to the market value of such securities on the date of the discovery of such incident.

               For purposes of this paragraph, if the loss, theft, or negligent transfer of any security is discovered:

               (i) at the time of a sale, put, tender, redemption, exchange or similar action, "market value" shall mean the amount of cash or the then current market value of any security the Custodian would have received had the security held pursuant to this Agreement not been lost, stolen or negligently transferred and the sale, put, tender, redemption, exchange or similar action had taken place, or


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               (ii) at any other time, the market value of such security on the date of the audit or other event that discloses the loss, theft or negligent transfer.

               Use of United Missouri Trust Company of New York will not affect any of the Custodian's responsibilities hereunder. The Custodian may, at its discretion, insure against loss from any cause but shall be under no obligation to do so.

          (2) The Custodian may request and obtain the advice and opinion of counsel with respect to questions or matters of law, and it shall be without liability to the Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion.

          (3) The Custodian may rely upon the advice of the Fund and upon statements of the Fund's accountants and other persons believed by it in good faith, to be expert in matters upon which they are consulted, and the Custodian shall not be liable for any actions taken, in good faith, upon such statements.

          (4) If the Fund requires the Custodian in any capacity to take, with respect to any Securities, any action which involves the payment by it, or which in the Custodian's opinion might make it or its nominee liable for the payment of monies or in any other way, the Custodian, upon notice to the Fund given prior to such actions, shall be and be kept indemnified by the Fund in an amount and form satisfactory to the Custodian against any liability on account of any such action.

          (5) The Custodian shall be protected in acting as a custodian hereunder upon any instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from the Fund hereunder a certificate signed by any officer of the Fund specifically authorized for such purposes.

          (6) Without limiting the generality of any other provisions hereof, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

               (i) the validity of the issue of any Securities purchased by or for the Fund, the legality of the purchase thereof or evidence of ownership required to be received by the Fund, or the propriety of the decision to purchase or amount paid therefor; or

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               (ii) the legality of the sale of any securities by or for the
                    Fund, or the propriety of the amount for which the same were sold.

          (7) The Custodian shall not be liable for, or considered to be the custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instruments for the payment of money received by it, until the Custodian actually receives such money, provided only that it shall advise the Fund promptly if it fails to receive any such money in the ordinary course of business, and it shall use its best efforts and cooperate with the Fund toward the end that such money shall be received.

          (8) With the exception of the United Missouri Trust Company of New York, the Custodian shall not be responsible for any loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company or any other person with whom the Custodian may deal in the absence of its own negligence, willful misconduct or bad faith.

          (9) Custodian shall not be responsible for losses resulting from events beyond its control such as strikes, lockouts or labor disputes, war, riots, equipment or transmission failure or damage, fire, flood, nuclear fission or fusion, earthquake, tornado, or other natural disaster, any action or inaction of governmental authority, or other causes beyond its control.

          (10) So long as Custodian performs its duties and responsibilities under this Agreement, it shall have no liability to the Fund for any costs, expenses or losses incurred as a result of its failure to receive Instructions in a timely manner. For this purpose "timely" shall be determined by reference to the time required, based on normal industry practices, for performance of the duties required of it by any particular Instruction.

          (11) The Custodian shall be responsible only for the Assets held directly by the Custodian or its nominees, and United Missouri Trust Company of New York or its nominees. The Custodian shall not be liable or responsible for any Assets held by any subcustodian or depository approved by the Fund. The Custodian shall not be liable or responsible for any Assets held directly by the Fund or held directly by any other custodian contracted with directly by the Fund.

     6.   OTHER CUSTODIANS AND SUBCUSTODIANS.

     The Custodian does hereby assign to the Fund, and will cooperate with the Fund as reasonably requested from time to time in actions to assert and perfect, any rights or causes of action which the Custodian may have now or hereafter against any other subcustodian or depository approved by the Fund pursuant to the provisions of Section 5(a) hereof to the extent of any loss incurred by the Fund as a result of the actions of any such other subcustodian or depository.

     7.   COMPENSATION.

     The Fund will pay to the Custodian such compensation as is agreed to in writing by the Custodian and the Fund from time to time.

     The Custodian shall be entitled to receive and the Fund agrees to pay the Custodian, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by the Custodian and the Fund.

     If, as the result of carrying out their duties under this Agreement, either party is unjustly enriched at the expense of the other, the injured party shall be compensated in accordance with industry standards and practices for resolution of unjust enrichment cases.

     8.   TERMINATION AND ASSIGNMENT.

     The Fund or the Custodian may terminate this Agreement by notice to the other in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 90 days prior to the date upon which such termination shall take effect. Upon termination of this Agreement, the Fund shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred to such date. In such event, the Custodian shall deliver, at the terminating party's expense, all Assets held by it hereunder to the Fund or as otherwise designated by the Fund. Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.

     This Agreement may not be assigned by the Custodian or the Fund without the respective consent of the other, duly authorized by a resolution by its board of directors.

     9.   NOTICES.

     Notices, requests, instructions and other writings delivered to the Fund at One Oakbrook Terrace, Suite 708, Oakbrook Terrace, Illinois 60181, postage prepaid, or to such other address as the Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to the Fund hereunder; and notices, requests, instructions and other writings delivered to the Securities Administration Department of the Custodian at its office at 928 Grand Avenue, Kansas City, Missouri, or mailed to the Custodian's Securities Administration Department, postage prepaid, to Post Office Box 226, Kansas City, Missouri 64141, or to such other addresses as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder.

     10.  LOAN AGREEMENTS.

     The Fund may, from time to time, borrow from banks or other lenders including United Missouri Bank of Kansas City, N.A. The Fund acknowledges that in the event of any such borrowing or the incurring of any such obligations, such bank may require it to grant to such bank a perfected security interest in that portion of the securities (except for Assets held in a segregated margin account or otherwise pledged in connection with options or futures contracts and for Assets pledged to secure other loans previously made hereunder) held by the Custodian as agreed upon by the Fund and the lender. If required by any such lender and on receipt of Instructions from the Fund, Custodian will deliver Securities to the lender in accordance with the provisions of Section 5(h) hereof. In the event of any such borrowing or the incurring of any such obligation, the Fund further acknowledges that such bank may require a right of set-off against all monies and security positions (except for Assets held in a segregated margin account or otherwise pledged in connection with options or futures contracts and for Assets pledged to secure other loans previously made hereunder) held for the benefit of the Fund and that all such securities and money will be subject to all of the terms and conditions of any note, security agreement, or other document required by such bank to be executed by the Fund or the Custodian in connection with any such borrowing or the incurring of any such obligation.

     11.  MISCELLANEOUS.

          (a) This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

          (b) All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

          (c) No provisions of this Agreement may be amended or modified, in any manner except in writing, properly executed by both parties hereto.

          (d) The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (e) This Agreement shall be effective as of the date of execution hereof.

          (f) This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     IN WITNESS WHEREOF, the parties hereto have caused this Mutual Fund Custody Agreement to be executed by their duly respective authorized officers.

                                   UNIVERSAL CAPITAL INVESTMENT TRUST



                                   BY   /s/ Nicholas J. Biscan
                                     ------------------------------------------

ATTEST:


     /s/ James A. Dreher
------------------------------
                                   UNITED MISSOURI BANK OF KANSAS CITY, N.A.



                                   BY   /s/ David F. Larrabee
                                      -----------------------------------------
ATTEST:


     /s/ [illegible]
------------------------------

                    UNITED MISSOURI BANK OF KANSAS CITY, n.a.

                                       AND

                    UNITED MISSOURI TRUST COMPANY OF NEW YORK


A.   ANNUAL FEE:

          An annual fee to be computed as of month end and payable on the last day of each month of the Company's fiscal year, at the annual rate of:

               $0.25 for each $1,000 forming part of the first $100,000,000 of the net assets of the Fund(s) as of that day, plus

               $0.15 for each $1,000 forming part of the next $900,000,000 of the net assets of the Fund(s) as of that day, plus

               $0.10 for each $1,000 forming part of the next $1,000,000,000 of the net assets of the Fund(s) as of that day, plus

               $0.05 for each $1,000 forming part of the next $3,000,000,000 of the net assets of the Fund(s) as of that day, plus

               $0.025 for each $1,000 forming part of the next $5,000,000,000 of the net assets of the Fund(s) as of that day, plus

               $0.01 for each $1,000 forming part of any amount exceeding $10,000,000,000 of the assets of the Fund(s) as that day, plus

B.   PORTFOLIO TRANSACTION FEES:

     (a)  For each portfolio transaction processed through a          $10.00
          Depository or Federal Book-entry by the Bank

     (b)  For each portfolio transaction processed through            20.00
          PTC or our New York office

     (c)  For each portfolio transaction processed through            40.00
          Euroclear or Cedel

     (d)  For each option contract written                            25.00

     (e)  For each principal/interest paydown                          9.00

     (f)  For each reorganization/capital change                      25.00

C.   EARNINGS CREDIT:

     (a) Earnings credit will be computed on the daily collected balance(s) times the weekly average of the 91-day Treasury Bill discount rate computed on a monthly basis (less required reserves & FDIC premiums).

     (b) If excess earnings credit (AFTER associated DDA expenses are paid) is available from any affiliated DDA account(s), the credit will be combined with any existing custody balance earnings credit to form the total earnings credit balance(s) available. This total earnings credit will be applied toward the monthly invoice(s) for custody services.

     (c) If excess credits exist AFTER all associated DDA and custody services fees are paid, these excess credits can be used to offset any other legitimate fund expense.

     (d) Overdrafts will be calculated at United Missouri Bank's prime rate and charged against the earnings credit balance(s) available.

     (e) Any excess earnings credit(s) will be carried over to the following month(s). Any deficiency will be added onto the fee invoice for that month.

     Universal Capital Investment Trust and United Missouri Bank of Kansas City, n.a. accept and agree to this fee schedule, as specified in this Agreement, beginning ______________, 19___ for a minimum of two (2) years.

     Fees for services not included or contemplated by this schedule will be negotiated based on analysis of the services to be performed and by mutual agreement between the above named parties.

     Acceptance of this fee schedule is hereby acknowledged this 14th day of January, 1991.



UNIVERSAL CAPITAL INVESTMENT       UNITED MISSOURI BANK OF KANSAS
TRUST                              CITY, n.a.



By:  /s/ Nicholas J. Biscan        By:  /s/ David F. Larrabee
   ------------------------            -------------------------
Title:    President                Title:    Vice President
       --------------------              ------------------------